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                                                                      Exhibit 16

                                POWER OF ATTORNEY

The undersigned officers and directors of Advance Capital I, Inc. (the "Company") hereby appoint John C. Shoemaker, as attorney-in-fact and agent, with the power to execute and to file any of the documents referred to below relating to registration of the Company's securities under the Securities Act of 1933, as amended (the "Securities Act") including the Company's Registration Statement on Form N-14, any and all amendments thereto. Each of the undersigned grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. The undersigned officers and directors hereby execute this Power of Attorney as of February 4, 2004.

/S/ ROBERT J. CAPPELLI
Print Name: Robert J. Cappelli

/S/ THOMAS L. SAELI
Print Name: Thomas L. Saeli

/S/ RICHARD W. HOLTCAMP
Print Name: Robert J. Cappelli

/S/ JOSEPH A. AHERN
Print Name: Joseph A. Ahern

/S/ JANICE E. LOICHLE
Print Name: Janice E. Loichle

/S/ DENNIS D. JOHNSON
Print Name: Dennis D. Johnson

/S/ ROBERT J. CAPPELLI
Print Name: Robert J. Cappelli